Exhibit 99.1

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY REPORTED BASIS

(in millions, except per share data and as noted)	2005 Q3	2005 Q2	2005 Q1	2004 Q4	2004 Q3
Earnings (Reported Basis)
Net Interest Income	$910.2	$872.5	$860.5	$784.6	$775.4
Non-Interest Income	1,594.6 (2)	1,582.0	1,516.0	1,521.5 (1)	1,539.4 (1)

Total Revenue(3)	2,504.8	2,454.5	2,376.5	2,306.1	2,314.8
Provision for Loan Losses	374.2 (2)	291.6	259.6	467.1	267.8
Marketing Expenses	343.7	277.0	311.8	511.1	317.7
Operating Expenses(4)	1,021.9	1,058.6	1,016.1	1,045.4	994.3

Income Before Taxes	765.0	827.3	789.0	282.5	735.0
Tax Rate	35.8%	35.8%	35.8%	30.9%	33.3%
Net Income	$491.1	$531.1	$506.6	$195.1	$490.2

Common Share Statistics
Basic EPS	$1.88	$2.10	$2.08	$0.82	$2.07
Diluted EPS	$1.81	$2.03	$1.99	$0.77	$1.97
Dividends Per Share	$0.03	$0.03	$0.03	$0.03	$0.03
Book Value Per Share (period end)	$41.40	$39.51	$35.62	$33.99	$32.67
Stock Price Per Share (period end)	$79.52	$80.01	$74.77	$84.21	$73.90
Total Market Capitalization (period end)	$21,200.0	$21,082.6	$18,849.5	$20,783.0	$17,936.8
Shares Outstanding (period end)	266.6	263.5	252.1	246.8	242.7
Shares Used to Compute Basic EPS	260.9	252.6	244.0	239.2	236.4
Shares Used to Compute Diluted EPS	270.7	261.7	255.2	253.0	249.0

Reported Balance Sheet Statistics (period avg.)
Average Loans	$38,556	$38,237	$38,204	$36,096	$34,772
Average Earning Assets	$53,453	$51,694	$50,898	$49,500	$47,267
Average Assets	$59,204	$56,963	$56,288	$53,339	$51,496
Average Equity	$10,802	$8,925	$8,568	$8,221	$7,561
Return on Average Assets (ROA)	3.32%	3.73%	3.60%	1.46%	3.81%
Return on Average Equity (ROE)	18.19%	23.80%	23.65%	9.49%	25.93%

Reported Balance Sheet Statistics (period end)
Loans	$38,852	$38,611	$37,959	$38,216	$35,161
Total Assets	$60,425	$56,996	$55,632	$53,747	$51,960
Capital (5)	$11,137	$10,511	$9,839	$9,231	$8,769
Loan growth	$241	$652	$(257)	$3,055	$610
% Loan Growth Q Over Q (annualized)	2%	7%	(3)%	35%	7%
% Loan Growth Y Over Y	10%	12%	14%	16%	15%
Capital to Assets Ratio	18.43%	18.44%	17.69%	17.17%	16.88%
Capital plus Allowance to Assets Ratio	20.83%	20.91%	20.27%	19.98%	19.56%

Revenue & Expense Statistics (Reported)
Net Interest Income Growth (annualized)	17%	6%	39%	5%	36%
Non Interest Income Growth (annualized)	3%	17%	(1)%	(5)%	41%
Revenue Growth (annualized)	8%	13%	12%	(2)%	39%
Net Interest Margin	6.81%	6.75%	6.76%	6.34%	6.56%
Revenue Margin	18.74%	18.99%	18.68%	18.64%	19.59%
Risk Adjusted Margin (6)	16.18%	16.49%	16.08%	15.85%	17.07%
Operating Expense as a % of Revenues	40.80%	43.13%	42.76%	45.33%	42.95%
Operating Expense as a % of Avg Loans (annualized)	10.60%	11.07%	10.64%	11.58%	11.44%

Asset Quality Statistics (Reported)
Allowance	$1,447 (2)	$1,405	$1,440	$1,505	$1,395
30+ Day Delinquencies	$1,497	$1,400	$1,319	$1,472	$1,407
Net Charge-Offs	$342	$324	$330	$345	$298
Allowance as a % of Reported Loans	3.72%	3.64%	3.79%	3.94%	3.97%
Delinquency Rate (30+ days)	3.85%	3.62%	3.47%	3.85%	4.00%
Net Charge-Off Rate	3.55%	3.39%	3.46%	3.82%	3.43%

(1)	Includes a $41.1 million gain resulting from the sale of the French loan portfolio in Q4 2004 and a $31.5 million gain resulting from the sale of a joint venture investment in South Africa in Q3 2004.

(2)	Includes a $15.6 million write-down for retained interests and a $28.5 million build in the allowance for loan losses related to the impact of the Gulf Coast Hurricanes.

(3)	In accordance with the Company's finance charge and fee revenue recognition policy, the amounts billed to customers but not recognized as revenue were as follows: Q3 2005 - $255.6, Q2 2005 - $259.8, Q1 2005 - $243.9, Q4 2004 - $276.8, and Q3 2004 - $269.7.

(4)	Includes employee termination benefits and charges for facility consolidation related to corporate-wide cost reduction initiatives of $16.2 million, $26.0 million, $23.7 million, $42.1 million, and $26.7 million for Q3 2005, Q2 2005, Q1 2005, Q4 2004, and Q3 2004, respectively. In addition, Q1 2005 includes an $18.8 million reversal of a previously recognized impairment related to the sale of the Tampa, FL facility and Q3 2004 had charges of $20.6 million related to a change in the fixed asset capitalization thresholds and $15.8 million related to impairment of internally developed software.

(5)	Includes preferred interests for all periods presented and mandatory convertible securities for all periods prior to Q2 2005.

(6)	Risk adjusted margin is total revenue less net charge-offs as a percentage of average earning assets.

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY MANAGED BASIS(1)

(in millions)	2005 Q3	2005 Q2	2005 Q1	2004 Q4	2004 Q3
Earnings (Managed Basis)
Net Interest Income	$1,931.2	$1,830.3	$1,818.8	$1,701.8	$1,670.4
Non-Interest Income	1,099.8 (3)	1,144.8	1,071.4	1,099.0 (2)	1,099.8 (2)

Total Revenue(4)	3,031.0	2,975.1	2,890.2	2,800.8	2,770.2
Provision for Loan Losses	900.4 (3)	812.2	773.3	961.8	723.2
Marketing Expenses	343.7	277.0	311.8	511.1	317.7
Operating Expenses(5)	1,021.9	1,058.6	1,016.1	1,045.4	994.3

Income Before Taxes	765.0	827.3	789.0	282.5	735.0
Tax Rate	35.8%	35.8%	35.8%	30.9%	33.3%
Net Income	$491.1	$531.1	$506.6	$195.1	$490.2

Managed Balance Sheet Statistics (period avg.)
Average Loans	$83,828	$82,472	$81,652	$76,930	$74,398
Average Earning Assets	$96,696	$94,075	$92,477	$88,461	$85,045
Average Assets	$103,913	$100,640	$99,283	$93,574	$90,543
Return on Average Assets (ROA)	1.89%	2.11%	2.04%	0.83%	2.17%

Managed Balance Sheet Statistics (period end)
Loans	$84,768	$82,951	$81,592	$79,861	$75,457
Total Assets	$105,743	$100,757	$98,724	$94,792	$91,665
Loan Growth	$1,817	$1,359	$1,731	$4,404	$2,090
% Loan Growth Q over Q (annualized)	9%	7%	9%	23%	11%
% Loan Growth Y over Y	12%	13%	14%	12%	12%
Capital to Assets Ratio	10.53%	10.43%	9.97%	9.74%	9.57%
Capital plus Allowance to Assets Ratio	11.90%	11.83%	11.42%	11.33%	11.09%
Number of Accounts (000’s)	49,192	48,861	49,062	48,573	47,224
% Off-Balance Sheet Securitizations	54%	53%	53%	52%	53%
% at Introductory Rate	6%	6%	6%	7%	6%

Revenue & Expense Statistics (Managed)
Net Interest Income Growth (annualized)	22%	3%	28%	8%	21%
Non Interest Income Growth (annualized)	(16)%	27%	(10)%	0%	35%
Revenue Growth (annualized)	8%	12%	13%	4%	27%
Net Interest Margin	7.99%	7.78%	7.87%	7.70%	7.86%
Revenue Margin	12.54%	12.65%	12.50%	12.66%	13.03%
Risk Adjusted Margin (6)	8.95%	9.06%	8.85%	8.87%	9.48%
Operating Expense as a % of Revenues	33.71%	35.58%	35.16%	37.33%	35.89%
Operating Expense as a % of Avg Loans (annualized)	4.88%	5.13%	4.98%	5.44%	5.35%

Asset Quality Statistics (Managed)
30+ Day Delinquencies	$3,164	$2,893	$2,812	$3,054	$2,944
Net Charge-Offs	$868	$845	$844	$840	$754
Delinquency Rate (30+ days)	3.73%	3.49%	3.45%	3.82%	3.90%
Net Charge-Off Rate	4.14%	4.10%	4.13%	4.37%	4.05%

(1)	The information in this statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule - “Reconciliation to GAAP Financial Measures”.

(2)	Includes a $41.1 million gain resulting from the sale of the French loan portfolio in Q4 2004 and a $31.5 million gain resulting from the sale of a joint venture investment in South Africa in Q3 2004.

(3)	Includes a $15.6 million write-down for retained interests and a $28.5 million build in the allowance for loan losses related to the impact of the Gulf Coast Hurricanes.

(4)	In accordance with the Company's finance charge and fee revenue recognition policy, the amounts billed to customers but not recognized as revenue were as follows: Q3 2005 - $255.6, Q2 2005 - $259.8, Q1 2005 - $243.9, Q4 2004 - $276.8, and Q3 2004 - $269.7.

(5)	Includes employee termination benefits and charges for facility consolidation related to corporate-wide cost reduction initiatives of $16.2 million, $26.0 million, $23.7 million, $42.1 million, and $26.7 million for Q3 2005, Q2 2005, Q1 2005, Q4 2004, and Q3 2004, respectively. In addition, Q1 2005 includes an $18.8 million reversal of a previously recognized impairment related to the sale of the Tampa, FL facility and Q3 2004 had charges of $20.6 million related to a change in the fixed asset capitalization thresholds and $15.8 million related to impairment of internally developed software.

(6)	Risk adjusted margin is total revenue less net charge-offs as a percentage of average earning assets.

CAPITAL ONE FINANCIAL CORPORATION (COF)

SEGMENT FINANCIAL & STATISTICAL SUMMARY - MANAGED BASIS(1)

(in thousands)	2005 Q3	2005 Q2	2005 Q1	2004 Q4	2004 Q3
Segment Statistics
US Card:
Net interest income	$1,207,832	$1,151,692	$1,250,638	$1,158,773	$1,172,447
Non-interest income	851,036	846,720	779,415	823,012	811,465
Provision for loan losses	483,759	539,211	489,036	649,862	503,179
Non-interest expenses	833,925	794,012	836,142	1,016,384	833,183
Income tax provision (benefit)	259,414	232,816	246,706	113,594	233,118

Net income (loss)	$481,770	$432,373	$458,169	$201,945	$414,432

Loans receivable	$46,291,468	$46,408,912	$46,629,763	$48,609,571	$46,081,967
Net charge-off rate	4.69%	4.90%	4.73%	4.93%	4.68%
Delinquency Rate (30+ days)	3.86%	3.60%	3.66%	3.97%	4.14%
Auto Finance:
Net interest income	$300,102	$285,744	$249,507	$207,379	$205,385
Non-interest income	3,005	6,964	11,339	13,690	20,926
Provision for loan losses	185,219	20,330	92,313	88,408	56,483
Non-interest expenses	129,719	124,584	113,765	93,482	83,401
Income tax provision (benefit)	(4,141)	51,728	19,169	14,104	31,114

Net income (loss)	$(7,690)	$96,066	$35,599	$25,075	$55,313

Loans receivable	$15,730,713	$14,520,216	$13,292,953	$9,997,497	$9,734,254
Net charge-off rate	2.54%	1.74%	2.89%	3.87%	2.63%
Delinquency Rate (30+ days)	4.65%	4.09%	3.51%	5.50%	5.54%
Global Financial Services:
Net interest income	$423,629	$411,825	$412,733	$390,262	$361,165
Non-interest income	273,067	265,499	233,841	240,781	240,597
Provision for loan losses	217,032	256,766	188,316	220,253	150,921
Non-interest expenses	356,254	378,278	351,476	368,020	322,552
Income tax provision (benefit)	41,521	15,621	36,309	13,561	41,445

Net income (loss)	$81,889	$26,659	$70,473	$29,209	$86,844

Loans receivable	$22,770,803	$22,053,145	$21,683,102	$21,240,325	$19,614,693
Net charge-off rate	4.09%	3.89%	3.55%	3.30%	3.26%
Delinquency Rate (30+ days)	2.93%	2.93%	3.04%	2.81%	2.65%
Other:
Net interest income	$(368)	$(18,959)	$(94,118)	$(54,587)	$(68,630)
Non-interest income	(27,301)	25,577	46,806	21,496	26,785
Provision for loan losses	14,324	(4,144)	3,627	3,277	12,593
Non-interest expenses	45,740	38,743	26,449	78,641	72,848
Income tax provision (benefit)	(22,913)	(4,001)	(19,709)	(53,908)	(60,858)

Net income (loss)	$(64,820)	$(23,980)	$(57,679)	$(61,101)	$(66,428)

Loans receivable	$(25,301)	$(30,921)	$(13,826)	$13,906	$25,917
Total:
Net interest income	$1,931,195	$1,830,302	$1,818,760	$1,701,827	$1,670,367
Non-interest income	1,099,807	1,144,760	1,071,401	1,098,979	1,099,773
Provision for loan losses	900,334	812,163	773,292	961,800	723,176
Non-interest expenses	1,365,638	1,335,617	1,327,832	1,556,527	1,311,984
Income tax provision (benefit)	273,881	296,164	282,475	87,351	244,819

Net income (loss)	$491,149	$531,118	$506,562	$195,128	$490,161

Loans receivable	$84,767,683	$82,951,352	$81,591,992	$79,861,299	$75,456,831
Net charge-off rate	4.14%	4.10%	4.13%	4.37%	4.05%
Delinquency Rate (30+ days)	3.73%	3.49%	3.45%	3.82%	3.90%

(1)	The information in this statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule - “Reconciliation to GAAP Financial Measures”.

CAPITAL ONE FINANCIAL CORPORATION

Reconciliation to GAAP Financial Measures

For the Three Months Ended September 30, 2005

(dollars in thousands)(unaudited)

The Company’s consolidated financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) are referred to as its “reported” financial statements. Loans included in securitization transactions which qualified as sales under GAAP have been removed from the Company’s “reported” balance sheet. However, servicing fees, finance charges, and other fees, net of charge-offs, and interest paid to investors of securitizations are recognized as servicing and securitizations income on the “reported” income statement.

The Company’s “managed” consolidated financial statements reflect adjustments made related to effects of securitization transactions qualifying as sales under GAAP. The Company generates earnings from its “managed” loan portfolio which includes both the on-balance sheet loans and off-balance sheet loans. The Company’s “managed” income statement takes the components of the servicing and securitizations income generated from the securitized portfolio and distributes the revenue and expense to appropriate income statement line items from which it originated. For this reason the Company believes the “managed” consolidated financial statements and related managed metrics to be useful to stakeholders.

	Total Reported	Adjustments(1)	Total Managed(2)
Income Statement Measures
Net interest income	$910,219	$1,020,976	$1,931,195
Non-interest income	$1,594,616	$(494,809)	$1,099,807
Total revenue	$2,504,835	$526,167	$3,031,002
Provision for loan losses	$374,167	$526,167	$900,334
Net charge-offs	$341,821	$526,167	$867,988

Balance Sheet Measures
Consumer loans	$38,851,763	$45,915,920	$84,767,683
Total assets	$60,424,517	$45,318,131	$105,742,648
Average consumer loans	$38,555,575	$45,271,890	$83,827,465
Average earning assets	$53,452,923	$43,243,421	$96,696,344
Average total assets	$59,203,532	$44,709,269	$103,912,801
Delinquencies	$1,496,713	$1,667,064	$3,163,777

(1)	Includes adjustments made related to the effects of securitization transactions qualifying as sales under GAAP and adjustments made to reclassify to “managed” loans outstanding the collectible portion of billed finance charge and fee income on the investors’ interest in securitized loans excluded from loans outstanding on the “reported” balance sheet in accordance with Financial Accounting Standards Board Staff Position, “Accounting for Accrued Interest Receivable Related to Securitized and Sold Receivables under FASB Statement 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, issued April 2003.

(2)	The Managed loan portfolio does not include auto loans which have been sold in whole loan sale transactions where the Company has retained servicing rights.

CAPITAL ONE FINANCIAL CORPORATION

Consolidated Balance Sheets

(in thousands)(unaudited)

	September 30 2005	June 30 2005	September 30 2004
Assets:
Cash and due from banks	$812,330	$581,267	$454,843
Federal funds sold and resale agreements	2,409,392	1,283,015	449,700
Interest-bearing deposits at other banks	1,380,880	721,806	538,324

Cash and cash equivalents	4,602,602	2,586,088	1,442,867
Securities available for sale	9,436,667	9,522,515	9,519,089
Consumer loans	38,851,763	38,610,787	35,160,635
Less: Allowance for loan losses	(1,447,000)	(1,405,000)	(1,395,000)

Net loans	37,404,763	37,205,787	33,765,635
Accounts receivable from securitizations	6,126,282	4,890,933	4,955,739
Premises and equipment, net	768,198	782,372	812,724
Interest receivable	367,757	274,547	232,808
Goodwill	736,058	739,889	352,157
Other	982,190	993,836	878,536

Total assets	$60,424,517	$56,995,967	$51,959,555

Liabilities:
Interest-bearing deposits	$26,772,538	$26,521,031	$25,354,323
Senior and subordinated notes	6,651,891	6,692,311	6,968,182
Other borrowings	11,613,179	9,692,941	8,490,631
Interest payable	350,842	252,677	250,227
Other	3,998,840	3,425,226	2,966,132

Total liabilities	49,387,290	46,584,186	44,029,495
Stockholders’ Equity:
Common stock	2,682	2,650	2,440
Paid-in capital, net	3,979,525	3,783,074	2,463,629
Retained earnings and cumulative other comprehensive income	7,124,900	6,695,753	5,513,694
Less: Treasury stock, at cost	(69,880)	(69,696)	(49,703)

Total stockholders’ equity	11,037,227	10,411,781	7,930,060

Total liabilities and stockholders’ equity	$60,424,517	$56,995,967	$51,959,555

CAPITAL ONE FINANCIAL CORPORATION

Consolidated Statements of Income

(in thousands, except per share data)(unaudited)

	Three Months Ended			Nine Months Ended
	September 30 2005	June 30 2005(1)	September 30 2004(1)	September 30 2005	September 30 2004(1)
Interest Income:
Consumer loans, including past-due fees	$1,228,160	$1,190,098	$1,083,286	$3,602,294	$3,137,379
Securities available for sale	87,978	91,245	84,492	269,387	224,289
Other	88,477	70,557	60,635	221,102	183,422

Total interest income	1,404,615	1,351,900	1,228,413	4,092,783	3,545,090
Interest Expense:
Deposits	285,611	279,438	257,349	829,074	741,839
Senior and subordinated notes	98,309	104,593	121,166	317,382	370,393
Other borrowings	110,476	95,366	74,523	303,084	214,444

Total interest expense	494,396	479,397	453,038	1,449,540	1,326,676

Net interest income	910,219	872,503	775,375	2,643,243	2,218,414
Provision for loan losses	374,167	291,600	267,795	925,398	753,719

Net interest income after provision for loan losses	536,052	580,903	507,580	1,717,845	1,464,695
Non-Interest Income:
Servicing and securitizations	993,788	996,043	940,246	2,923,768	2,724,605
Service charges and other customer-related fees	381,381	383,280	385,648	1,179,857	1,108,610
Interchange	125,454	132,068	117,043	380,962	339,967
Other	93,993	70,605	96,447	208,004	205,400

Total non-interest income	1,594,616	1,581,996	1,539,384	4,692,591	4,378,582
Non-Interest Expense:
Salaries and associate benefits	414,348	442,101	415,988	1,289,950	1,260,075
Marketing	343,708	277,034	317,653	932,501	826,638
Communications and data processing	144,321	138,916	112,191	426,056	337,488
Supplies and equipment	86,866	83,661	94,190	256,973	257,093
Occupancy	39,426	40,209	41,407	97,536	150,620
Other	336,969	353,696	330,555	1,026,071	933,778

Total non-interest expense	1,365,638	1,335,617	1,311,984	4,029,087	3,765,692

Income before income taxes	765,030	827,282	734,980	2,381,349	2,077,585
Income taxes	273,881	296,164	244,819	852,520	729,231

Net income	$491,149	$531,118	$490,161	$1,528,829	$1,348,354

Basic earnings per share	$1.88	$2.10	$2.07	$6.05	$5.75

Diluted earnings per share	$1.81	$2.03	$1.97	$5.82	$5.45

Dividends paid per share	$0.03	$0.03	$0.03	$0.08	$0.08

(1)	Certain prior period amounts have been reclassified to conform to the current period presentation.

CAPITAL ONE FINANCIAL CORPORATION

Statements of Average Balances, Income and Expense, Yields and Rates

(dollars in thousands)(unaudited)

Reported

	Quarter Ended 9/30/05			Quarter Ended 6/30/05			Quarter Ended 9/30/04
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning assets:
Consumer loans	$38,555,575	$1,228,160	12.74%	$38,237,463	$1,190,098	12.45%	$34,772,489	$1,083,286	12.46%
Securities available for sale	9,535,858	87,978	3.69%	9,592,645	91,245	3.80%	9,372,713	84,492	3.61%
Other	5,361,490	88,477	6.60%	3,863,822	70,557	7.30%	3,122,208	60,635	7.77%

Total earning assets	$53,452,923	$1,404,615	10.51%	$51,693,930	$1,351,900	10.46%	$47,267,410	$1,228,413	10.40%

Interest-bearing liabilities:
Deposits	$26,618,472	$285,611	4.29%	$26,391,233	$279,438	4.24%	$24,713,924	$257,349	4.17%
Senior and subordinated notes	6,683,533	98,309	5.88%	6,987,888	104,593	5.99%	7,218,916	121,166	6.71%
Other borrowings	10,698,216	110,476	4.13%	10,838,955	95,366	3.52%	8,674,298	74,523	3.44%

Total interest-bearing liabilities	$44,000,221	$494,396	4.49%	$44,218,076	$479,397	4.34%	$40,607,138	$453,038	4.46%

Net interest spread			6.02%			6.12%			5.94%

Interest income to average earning assets			10.51%			10.46%			10.40%
Interest expense to average earning assets			3.70%			3.71%			3.84%

Net interest margin			6.81%			6.75%			6.56%

CAPITAL ONE FINANCIAL CORPORATION

Statements of Average Balances, Income and Expense, Yields and Rates

(dollars in thousands)(unaudited)

Managed (1)	Quarter Ended 9/30/05			Quarter Ended 6/30/05			Quarter Ended 9/30/04
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning assets:
Consumer loans	$83,827,465	$2,784,301	13.29%	$82,471,828	$2,652,370	12.86%	$74,398,301	$2,419,685	13.01%
Securities available for sale	9,535,858	87,978	3.69%	9,592,645	91,245	3.80%	9,372,713	84,492	3.61%
Other	3,333,021	35,496	4.26%	2,010,296	22,503	4.48%	1,273,583	12,587	3.95%

Total earning assets	$96,696,344	$2,907,775	12.03%	$94,074,769	$2,766,118	11.76%	$85,044,597	$2,516,764	11.84%

Interest-bearing liabilities:
Deposits	$26,618,472	$285,611	4.29%	$26,391,233	$279,438	4.24%	$24,713,924	$257,349	4.17%
Senior and subordinated notes	6,683,533	98,309	5.88%	6,987,888	104,593	5.99%	7,218,916	121,166	6.71%
Other borrowings	10,698,216	110,476	4.13%	10,838,955	95,366	3.52%	8,674,298	74,523	3.44%
Securitization liability	44,814,893	482,184	4.30%	43,810,547	456,419	4.17%	39,101,228	393,359	4.02%

Total interest-bearing liabilities	$88,815,114	$976,580	4.40%	$88,028,623	$935,816	4.25%	$79,708,366	$846,397	4.25%

Net interest spread			7.63%			7.51%			7.59%

Interest income to average earning assets			12.03%			11.76%			11.84%
Interest expense to average earning assets			4.04%			3.98%			3.98%

Net interest margin			7.99%			7.78%			7.86%

(1)	The information in this table reflects the adjustment to add back the effect of securitized loans.

News Release

[GRAPHIC]

1680 Capital One Drive McLean, VA 22102-3491

FOR IMMEDIATE RELEASE: October 20, 2005

Contacts:	Investor Relations	Media Relations
	Mike Rowen	Tatiana Stead	Julie Rakes
	703-720-2455	703-720-2352	804-284-5800

Capital One Reports Third Quarter Earnings

McLean, Va. (October 20, 2005) – Capital One Financial Corporation (NYSE: COF) today announced that its earnings for the third quarter of 2005 were $491.1 million, or $1.81 per share (diluted), compared with $490.2 million, or $1.97 per share (diluted), for the third quarter of 2004, and $531.1 million, or $2.03 per share (diluted), for the second quarter of 2005.

The results for the quarter include the impact of two one-time events: First, a $44 million impact related to the Gulf Coast hurricanes; and second, a $75 million impact from the unprecedented number of bankruptcy filings made last week immediately in advance of the new legislation, effective October 17, 2005. As a result of these two events, the company expects its 2005 earnings to be on the lower end of its range of between $6.60 and $7.00 per share (diluted), including the expected impact of completing the acquisition of Hibernia Corporation.

“Capital One had another solid quarter of revenue growth and profitability,” said Richard D. Fairbank, Capital One’s Chairman and Chief Executive Officer. “The strength and resilience of our diversified businesses positions us well to weather one-time events, such as the temporary spike in bankruptcy filings, while continuing to deliver strong results and profitable growth.”

Managed loans grew to $84.8 billion as of September 30, 2005, up $1.8 billion, or 9 percent annualized, from the previous quarter, and up $9.3 billion, or 12 percent, from the third quarter of 2004. The company currently expects that managed loans will grow at a rate of approximately 12 percent during 2005, excluding the impact of the Hibernia transaction. The company continues to expect its US Card loan growth rate to be in the low single digits, and its Auto Finance and Global Financial Services businesses to grow at a faster rate than US Card.

The managed charge-off rate increased to 4.14 percent in the third quarter of 2005 from 4.10 percent in the previous quarter, and from 4.05 percent in the third quarter of 2004. Due to the unprecedented volume of bankruptcy filings made in October, management estimates the impact of the increased bankruptcy filings on its managed net charge-off rate in the fourth quarter of 2005 to be approximately 50 to 100 basis points. As a result, the company now

-more-

Capital One Reports Third Quarter Earnings

expects its managed net charge-off rate for the fourth quarter of 2005 to be approximately five percent, excluding the impact of the Hibernia transaction.

The company increased its allowance for loan losses in the third quarter of 2005 by $42.0 million. The increase was driven by strong growth in auto loans, the increase in bankruptcy filings, and a build in allowance for loan losses related to the impact of the Gulf Coast hurricanes. The company expects a net build in allowance for the full year of 2005, excluding the impact of the Hibernia transaction.

The managed delinquency rate (30+ days) increased to 3.73 percent as of September 30, 2005 from 3.49 percent as of the end of the previous quarter. The managed delinquency rate as of September 30, 2004 was 3.90 percent.

Capital One’s managed revenue margin decreased to 12.54 percent in the third quarter of 2005 from 12.65 percent in the previous quarter, and from 13.03 percent in the third quarter of 2004. The company continues to expect a modest decline in managed revenue margin over time due to its diversification and bias towards lower loss assets.

Marketing expenses for the third quarter of 2005 were $343.7 million, up $66.7 million from the $277.0 million spent in the second quarter of 2005. Marketing expenses were $317.7 million in the comparable quarter of the prior year. The company expects annual marketing spend for 2005 to be approximately $1.4 billion, excluding the impact of the Hibernia transaction.

Annualized operating expenses as a percentage of average managed loans decreased to 4.88 percent in the third quarter of 2005, down from 5.13 percent in the previous quarter and down from 5.35 percent in the third quarter of 2004.

The company continues to expect a return on managed assets of between 1.7 and 1.8 percent in 2005, with some quarterly variability, excluding the impact of the Hibernia transaction.

“These results keep us on track to deliver diluted earnings of between $6.60 and $7.00 per share in 2005, including the expected impact of completing the acquisition of Hibernia Corporation, albeit more likely at the lower end of the range,” said Gary L. Perlin, Capital One’s Chief Financial Officer. “While the anticipated closing of the acquisition has been delayed, it is not expected to have a material impact on the integration costs or synergies that Capital One expects to realize from the acquisition.”

The acquisition of Hibernia is scheduled to close two business days following the special meeting of Hibernia shareholders, which is scheduled for November 14, 2005, subject to Hibernia shareholders’ approval of the amended merger agreement.

Capital One Reports Third Quarter Earnings

The company generates earnings from its managed loan portfolio, which includes both on-balance sheet loans and securitized (off-balance sheet) loans. For this reason, the company believes managed financial measures to be useful to stakeholders. In compliance with Regulation G of the Securities and Exchange Commission, the company is providing a numerical reconciliation of managed financial measures to comparable measures calculated on a reported basis using generally accepted accounting principles (GAAP). Please see the schedule titled “Reconciliation to GAAP Financial Measures” attached to this release for more information.

The company cautions that its current expectations in this release, in the presentation slides available on the company’s website and on its Form 8-K dated October 20, 2005 for 2005 earnings, charge-off rates, revenue margins, return on assets, allowance for loan losses, loan growth rates, marketing, the composition of loan growth, restructuring charges, the benefits of the business combination transaction involving Capital One and Hibernia, including future financial and operating results, and the new company’s plans, objectives, expectations and intentions are forward-looking statements and actual results could differ materially from current expectations due to a number of factors, including: continued intense competition from numerous providers of products and services which compete with our businesses; changes in our aggregate accounts and balances, and the growth rate and composition thereof; the company’s ability to continue to diversify its assets; the company’s ability to access the capital markets at attractive rates and terms to fund its operations and future growth; changes in the reputation of the credit card industry and/or the company with respect to practices or products; the success of the company’s marketing efforts; the company’s ability to execute on its strategic and operating plans; and general economic conditions affecting interest rates and consumer income and spending, which may affect consumer bankruptcies, defaults, and charge-offs; the failure of Hibernia stockholders to approve the Capital One – Hibernia transaction; the risk that the Hibernia businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the Hibernia transaction may not be fully realized or may take longer to realize than expected; disruption from the Hibernia transaction making it more difficult to maintain relationships with customers, employees or suppliers; the impact of property, credit and other losses expected as the result of Hurricane Katrina and Hurricane Rita; the amount of government, private and philanthropic investment, including deposits, in the geographic regions impacted by Hurricane Katrina and Hurricane Rita; the pace and magnitude of economic recovery in the region impacted by Hurricane Katrina and Hurricane Rita; and the potential impact of damages from future hurricanes and other storms.

A discussion of these and other factors can be found in Capital One’s annual report and other reports filed with the Securities and Exchange Commission, including, but not limited to, Capital One’s report on Form 10-K for the fiscal year ended December 31, 2004.

Capital One Reports Third Quarter Earnings

Additional Information About the Hibernia Transaction

Hibernia shareholders are urged to read the definitive proxy statement/prospectus regarding the proposed merger of Capital One Financial Corp. (“Capital One”) and Hibernia Corporation (“Hibernia”), which was first mailed to Hibernia shareholders on or about October 1, 2005 because it contains important information. You may obtain a free copy of the definitive proxy statement/prospectus and other related documents filed by Capital One and Hibernia with the Securities and Exchange Commission (“SEC”) at the SEC’s website at www.sec.gov. The definitive proxy statement/prospectus and the other documents may also be obtained for free by accessing Capital One’s website at www.capitalone.com under the tab “Investors” and then under the heading “SEC & Regulatory Filings” or by accessing Hibernia’s website at www.hibernia.com under the tab “About Hibernia” and then under the heading “Investor Relations—SEC Filings.”

Capital One, Hibernia and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Hibernia stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Hibernia stockholders in connection with the proposed merger is set forth in the definitive proxy statement/prospectus filed with the SEC. You can find information about Capital One’s executive officers and directors in its definitive proxy statement filed with the SEC on March 21, 2005. You can find information about Hibernia’s executive officers and directors in its definitive proxy statement filed with the SEC on March 15, 2005. You can obtain free copies of these documents from Capital One and Hibernia using the contact information above.

About Capital One

Headquartered in McLean, Virginia, Capital One Financial Corporation (www.capitalone.com) is a financial holding company whose principal subsidiaries, Capital One Bank, Capital One, F.S.B. and Capital One Auto Finance, Inc. offer a variety of consumer lending products. Capital One’s subsidiaries collectively had 49.2 million accounts and $84.8 billion in managed loans outstanding as of September 30, 2005. Capital One is a Fortune 500 company and, through its subsidiaries, is one of the largest providers of MasterCard and Visa credit cards in the world. Capital One trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 500 index.

###

NOTE: Third quarter 2005 financial results, SEC Filings, and third quarter earnings conference call slides are accessible on Capital One’s home page (www.capitalone.com). Choose “Investors” on the bottom right corner of the home page to view and download the earnings press release, slides, and other financial information. Additionally, a webcast of today’s 5:00 pm (EDT) earnings conference call is accessible through the same link.